UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)  April 27, 2001
                                                   ---------------

                         TRINITY ENERGY RESOURCES, INC.
                 -----------------------------------------------
               (Exact Name of Registrant as specified in charter)


           Nevada                 000-29333                87-0431497
-----------------------------    ------------   --------------------------------
(State or other jurisdiction     (Commission   (IRS Employer Identification No.)
  of incorporation)               File Number)


16420 Park Ten Place, Suite 450, Houston, Texas                        77084
------------------------------------------------                     ----------
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code         (281) 829-9910
                                                          -----------------

                                       N/A
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.  OTHER EVENTS.

On April 27, 2001, Trinity Energy Resources, Inc. (the "Company") closed the first phase of a transaction with Diasu Oil and Gas Company, Inc. ("Diasu") whereby the Company purchased working interests (the "Properties") varying from 30% to 60% of Diasu's net position in certain oil and natural gas fields in Texas and Louisiana. The Company paid Diasu $250,500.00 in exchange for 25% of the proposed interests to be acquired. The Company has the option of purchasing the remaining 75% of the interests in three subsequent transactions by June 16, 2001, for $751,500, $651,500 in the form of cash and $100,000 in the form of Company common stock. The effective date for all acquisition phases of the transaction is April 1, 2001.

The following table sets forth the interests acquired by the Company on April 27, 2001:

                             Net                       Net
Property               Working Interest      25%     Revenue Interest      25%
---------              ----------------   ---------  ----------------    -------

Morgan Creek Village #1     .2850          .07125        .206025         .051506
Keystone Mills #1           .30000         .07500        .225000         .056250
McCombs #1                  .20000         .04999        .150000         .037496
Broussard #1                .10906         .02562        .0821172        .019218
LL&E #1                     .09375         .0234375      .0718074        .017951
Constantin JR #2 ST-2       .17136         .042842       .1159527        .029017

Net proved reserves associated with the interests being purchased were valued at approximately $4.55 million as of January 1, 2001 and included approximately 356,000 barrels of oil equivalent or 2.14 billion cubic feet gas equivalent. Based on reserve volumes, the assets are approximately 63% natural gas based and approximately 37% oil based. These figures are based on the reserve report issued on November 17, 2000 by R. A. Lenser and Associates, Inc., which was filed as part of the Company's 8-K report on December 5, 2000.

Item 7. Financial Statements and Exhibits

         (a). Financial Statements of Business Acquired.

         It is impractical to provide the required financial statements of the Properties at the time this report is being filed. The required financial statements of the Properties will be filed by amendment to this report within 60 days after the due date of this report.

         (b).  Pro Forma Financial Information

         It  is  impractical  to  provide  the  required  pro  forma   financial
information at the time this report is being filed. The required pro forma financial information will be filed by amendment to this report within 60 days after the due date of this report.

         (c).  Exhibits

          Exhibit No.    Description
          -----------    ------------

          10.1           Letter of Intent between Trinity Energy Resources, Inc.
                         and Diasu Oil and Gas Company, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          TRINITY ENERGY RESOURCES, INC.

Date:  May 1, 2001                        /s/ Dennis E. Hedke
                                          -------------------------
                                          Dennis E. Hedke
                                          Interim President